As filed with the Securities and Exchange Commission on March 28, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ______________________

MENTOR CORPORATION
 (Exact name of registrant as specified in its charter)

MINNESOTA	41-0950791
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

201 Mentor Drive
Santa Barbara, California 93111
(805) 879-6000
(Address of principal executive offices, including zip code and telephone number)

Mentor Corporation
2005 Long-Term Incentive Plan
(Full title of the Plans)
_______________________________

Joshua H. Levine
President and Chief Executive Officer
Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111
(805) 879-6000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Joseph A. Newcomb
Vice President, Secretary & General Counsel
Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111
(805) 879-6000

Scott M. Stanton
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
858-720-5100
_______________________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Mentor Corporation 2005 Long-Term Incentive Plan Common Stock, $.10 par value	1,600,000 (2)	$ 46.21	$ 73,936,000	$ 2,269.84

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.

(2)  Represents additional shares of Common Stock authorized to be issued under the Registrant's 2005 Long-Term Incentive Plan (the "2005 Plan").  Shares available for issuance under the 2005 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 14, 2001 (Registration No. 333-73306), as amended by Post-Effective Amendment No. 1 to such registration statement filed on October 20, 2005.

(3)  This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.  The computation with respect to unissued options and common stock is based on the average of the high and low sale prices as reported on the New York Stock Exchange on March 27, 2007.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on November 14, 2001 with respect to Registrant's 2005 Long-Term Incentive Plan (Registration No. 333-73306) and the post-effective amendment to such registration statement filed and October 20, 2005.

Item 8.        Exhibits.

Exhibit Numbers	Exhibit Description
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on March 28, 2007.

MENTOR CORPORATION

By: /s/Joshua H. Levine
            Joshua H. Levine.
            President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Joshua H. Levine and Joseph A. Newcomb as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 28, 2007.

Signature	Title
/s/Joshua H. Levine Joshua H. Levine	President and Chief Executive Officer (Principal Executive Officer)
/s/Loren L. McFarland Loren L. McFarland	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/Joseph E. Whitters Joseph E. Whitters	Director
/s/Michael L. Emmons Michael L. Emmons	Director
/s/Walter W. Faster Walter W. Faster	Director
/s/Margaret Jordan Margaret Jordan	Director
/s/Michael Nakonechny Michael Nakonechny	Director
/s/Katherine Napier Katherine Napier	Director
/s/Ronald Rossi Ronald Rossi	Director

EXHIBIT INDEX

Exhibit Numbers	Exhibit Description
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement)

EXHIBIT 5.1

OPINION OF MORRISON & FOERSTER LLP

March 26, 2007

Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111

Re:  2005 Long-Term Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,600,000 shares of your common stock, $0.10 par value (the "Shares") which will be issuable under the Mentor Corporation 2005 Long-Term Incentive Plan (the "2005 Plan").

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the 2005 Plan, and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion.  For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and sold pursuant to the terms of the 2005 Plan, will be legally issued, fully paid and nonassessable common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Mentor Corporation to be filed on or about March 28, 2007, of our reports dated June 12, 2006, with respect to the consolidated financial statements and schedule of Mentor Corporation,  Mentor Corporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Mentor Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2006,  filed with the Securities and Exchange Commission.

Los Angeles, California
March 26, 2007